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                                                                     EXHIBIT 5.1

                              Thomas R. Moore, Esq.
                     Senior Counsel and Corporate Secretary
                     The PNC Financial Services Group, Inc.
                                249 Fifth Avenue
                       Pittsburgh, Pennsylvania 15222-2707

                                October 28, 2003

The PNC Financial Services Group, Inc.
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707

RE:  Registration Statement on Form S-4

Ladies and Gentlemen:

      I have acted as counsel to The PNC Financial Services Group, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation and filing by the Company of the Registration Statement on Form S-4 (as amended through the date hereof, the "Registration Statement") relating to up to 6,900,000 shares of the Company's common stock, par value $5.00 per share (the "Common Stock"), together with any associated Preferred Stock Purchase Rights, to be issued by the Company in connection with the merger of United National Bancorp, a New Jersey corporation, with and into PNC Bancorp, Inc., a Delaware corporation and wholly owned subsidiary of the Company.

      In rendering this opinion, I have examined such corporate records and other documents, and have reviewed such matters of law, as I, or attorneys under my supervision, have deemed necessary or appropriate. In rendering this opinion, I have relied upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In addition, in rendering this opinion I have assumed the genuineness of all signatures or instruments relied upon by me, and the conformity of certified copies submitted to me with the original documents to which such certified copies relate.

      I am a member of the Bar of the Commonwealth of Pennsylvania and I express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the Pennsylvania Business Corporation Law and the laws of the Commonwealth of Pennsylvania.

      Based on and subject to the foregoing, I am of the opinion that the Common Stock is or will be, upon issuance, legally authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Common Stock
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has been issued and paid for upon the terms and conditions set forth in the
Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

      I hereby consent to be named in the Registration Statement and in the related proxy statement/prospectus contained therein as the attorney who passed upon the legality of the Common Stock and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                     Very truly yours,


                                     /s/ THOMAS R. MOORE
                                     -------------------
                                     Thomas R. Moore, Esq.